Exhibit 21

Subsidiaries of Registrant

Crested Corp.
Plateau Resources Limited, Inc.
Four Nines Gold, Inc.
Sutter Gold Mining Inc.
Yellow Stone Fuels, Inc.
USECC Joint Venture